EXHIBIT 99.1

GLOBAL MOBILETECH ANNOUNCES EARNINGS GUIDANCE

FOR FISCAL Q3, 2013

SPOKANE, WASHINGTON, April 9, 2013 -- Global MobileTech, Inc. (OTCBB: GLMB), a leading Web and mobile communications service provider in Asia, announced today that its earnings per share for the quarter ended March 31, 2013 is expected to be in the range of $0.04 to $0.05 based on 8,661,991 shares of common stock outstanding as of March 31, 2013.

The Company anticipates its earnings per share for the full fiscal year ending June 30, 2013 to be between $0.16 and $0.18.  This guidance is based on the results the Company had achieved for the first six months of fiscal 2013, the preliminary third quarter results and the expected revenue of approximately $17.5 million compared to $15.4 million in 2012.

Global MobileTech’s revenues and earnings are expected to further increase for fiscal 2014 following the commercial roll out of Cliq2Talk, a real-time multimedia communication service anticipated during June 2013.  The service brings together the most advanced multimedia communication features that include the ability to record video calls, broadcast pre-recorded or live events, play online games and shop at Cliq2Talk online store.

Our guidance is based on assumptions and information currently available but changes in these assumptions and other circumstances could materially impact earnings for fiscal 2013 significantly above or below this guidance.  The estimated ranges are subject to factors described under “Risk Factors” in our Annual Reports.

ABOUT GLOBAL MOBILETECH, INC.

Global MobileTech, Inc. (www.globalmobiletech.com) provides a proprietary technology platform used to deliver mobile communication services and mobile advertising to users participating in a rewards program.  The rewards program allows users to earn rewards points that may be used for free long distance and international calls and other incentives in return for their participation in the program.  Global MobileTech provides its patented technology to channel and private label partners and operates the MobiCAST and MobiREWARDS programs.  Its principal user base is located in Malaysia and Hong Kong.  In addition, Global MobileTech operates an alternative energy segment providing biomass energy consulting services in South East Asia.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projects, and management’s judgment about the Company and general economic conditions. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Global MobileTech, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, annual reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

FOR MORE INFORMATION contact

Valerie Looi (509) 723-1312

valerie.looi@globalmobiletech.com